Exhibit 10.3
Agreement
relating to Windrush Court,
Oxford
Dated          29 May, 2009

Matrix Portfolio No.1 Limited acting in its capacity as General Partner of the Matrix Portfolio No.1 Limited Partnership (1)

Oxford Real Estate Owner No 2 Limited (2)

CONTENTS

PAGE*
1. Definitions	1

2. Interpretation	4

3. Standard Conditions	5

4. Property and Price	5

5. Completion	5

6. Title	5

7. Matters affecting the Property	6

8. Representations	7

9. Transfer	8

10. Registration	8

11. Buyer as Seller’s agent and service of notices pending registration	8

12. VAT	9

13. Insurance	9

14. Apportionments	9

15. Management	9

16. Arrears	10

17. No sub-sale or assignment	10

18. Agreement as to environmental liabilities	10

19. Sold with information	11

20. Environmental indemnity	11

21. Capital Allowances	11

22. Confidentiality	12

23. Notices	13

PAGE*
24. Entire agreement	13

25. Governing law and jurisdiction	14

26. Limitation of Seller’s Liability	14

*	Page references provided in this Table of Contents refer solely to this Exhibit 10.3 as provided in this Quarterly Report on Form 10-Q. The remainder of this Exhibit 10.3 appears in the same form as the executed agreement.

       DATE          29 May 2009
       PARTIES
(1)	MATRIX PORTFOLIO NO.1 LIMITED (company number 04308021) whose registered office is at One Vine Street London W1J 0AH acting in its capacity as General Partner of the Matrix Portfolio No.1 Limited Partnership (the “Seller”); and

(2)	OXFORD REAL ESTATE OWNER NO 2 LIMITED (company number 6879455) whose registered office is at Windrush Court, Watlington Road, Oxford, Oxfordshire OX4 6LT (the “Buyer”).

OPERATIVE PROVISIONS

1.	Definitions

In this agreement except where a different interpretation is necessary in the context the words and expressions set out below shall have the following meanings:

Actual Completion	actual completion of the sale of the Property pursuant to this agreement and “Date of Actual Completion” shall be interpreted accordingly

Ancillary Occupational Documents	the documents ancillary to the Occupational Lease brief particulars of which are set out in Part 2 of Schedule 3

Appropriate Person	an “appropriate person” as defined in part IIA Environmental Protection Act 1990

Arrears	rents or other monies which are due and receivable from the Occupational Tenant at Actual Completion but which have not been received by the Seller

Buyer’s Solicitors	Wragge & Co LLP of 55 Colmore Row, Birmingham B3 2AS (ref: 2011302/SJT/DXH1)

Completion Date	29 May 2009

Deeds	the deeds and documents brief particulars of which are set out in Schedule 2

Environment	any and all organisms (including without limitation humans) ecosystems natural or man-made buildings structures enclosures and other constructions and the following media:

(a) air (including without limitation air within buildings structures enclosures and other constructions above or below ground);

(b) water (including without limitation territorial waters coastal and inland waters surface and ground waters and waters in wells boreholes sewers and drains); and

(c) land (including without limitation surface land and sub-surface strata and any land under seabeds or rivers wet lands or flood plains)

Environmental Authority	any person or legal entity (whether statutory or non-statutory or governmental or non-governmental) having regulatory authority under Environmental Law and/or any court of law or tribunal

Environmental Costs	the proper and reasonable costs incurred by any Environmental Authority in carrying out any investigation assessment monitoring removal remedial or risk mitigation works under Environmental Law

Environmental Law	all EU national or local laws (both common law and statute law and civil and criminal law) and all subordinate legislation and regulatory codes of practice (including without limitation statutory instruments guidance notes circulars directives decisions regulations treaties and conventions) and Environmental Notices concerning the pollution or protection of the Environment or health and safety

Environmental Notices	any notice or requirement of any Environmental Authority made pursuant to Environmental Law

Harm	harm to the Environment and for the avoidance of doubt (but without limitation) harm to the health of living organisms or other interference with the ecological systems of which they form part and in the case of humans includes offence caused to any senses and harm to property

Hazardous Substances	any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing Harm including (without limitation) vibration noise electricity heat or other radiation

Insurance Policies	the policy or policies of insurance relating to the Property brief particulars of which have been disclosed to the Buyer

Interest Rate	3 per cent per annum above the base rate from time to time of Barclays Bank plc

Occupational Lease	the lease brief particulars of which are set out in Part 1 of Schedule 3 including any document which is supplemental to it whether or not it is expressly stated to be so and the Ancillary Occupational Documents

Occupational Tenant	the tenant under any Occupational Lease

Official Copies	official copies of the Registered Title as at 28 April 2009 at 12:00:32 and 12:02:53

Price	Thirteen Million Seven Hundred Thousand pounds (£13,700,000)

Property	the freehold property known as Windrush Court, Oxford and described in more detail in Schedule 1

Registered Title	the freehold interest registered at HM Land Registry under Title Numbers ON164954 and ON79849

Seller’s Solicitors	SJ Berwin LLP of 10 Queen Street Place London EC4R 1BE (ref: 128/1629/M6482)

Seller’s Solicitors’ Bank Account	the Seller’s Solicitors’ bank account at Barclays Bank Plc Level 26 1 Churchill Place Canary Wharf London E14 5HP Account No: 10644994 Sort Code: 20-36-47

Seller’s Solicitors’ Replies	the written replies given by the Seller’s Solicitors to the pre-contract enquiries raised by the Buyer’s Solicitors

Standard Conditions	the Standard Commercial Property Conditions (Second Edition) and a reference to a numbered Standard Condition shall be construed accordingly

Statutory Guidance	the statutory guidance issued under part IIA Environmental Protection Act 1990

VAT	Value Added Tax as defined in the VAT Act 1994, as amended

Working Day	a day (other than a Saturday or Sunday) when banks generally are open for the transaction of normal banking business in London
2.	Interpretation
2.1	The clause, paragraph, Schedule and Annexure headings and the table of contents used in this agreement are inserted for ease of reference only and shall not affect construction.

2.2	The Schedules and Annexures to this agreement are incorporated into this agreement. References in this agreement and the Schedules to the parties, Schedules, Annexures and clauses are references respectively to the parties, Schedules and Annexures to and clauses of this agreement.

2.3	References to persons shall include bodies corporate, unincorporated associations and partnerships, in each case whether or not having a separate legal personality.

2.4	Except where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part of the whole.

2.5	If any condition or covenant contained in this agreement requires a party to it not to do an act or thing it shall be a breach of any such condition or covenant to permit or suffer such act or thing to be done.

2.6	Where a party consists of more than one person covenants and obligations of that party shall be deemed to be made jointly and severally.

2.7	References to statutory provisions, enactments or EC Directives shall include references to any amendment, modification, extension, consolidation, replacement or re-enactment of any such provision, enactment or EC Directive (whether before or after the date of this agreement), to any previous enactment which has been replaced or amended and to any regulation, instrument or order or other subordinate legislation made under such provision, enactment or EC Directive, except where expressly stated to the contrary.

2.8	If any provision of this agreement is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this agreement will remain in full force and effect and will not in any way be impaired.

2.9	This agreement does not confer any rights on any person or party other than the parties to this agreement pursuant to the Contracts (Rights of Third Parties) Act 1999.

3.	Standard Conditions
3.1	The provisions of Part 1 of the Standard Conditions shall be deemed to be incorporated in this agreement so far as they are not varied by or inconsistent with the specific provisions of this agreement. The provisions of Part 2 of the Standard Conditions shall apply only if they are expressly incorporated in this agreement and then only to the extent that they are not varied by or inconsistent with the specific provisions of this agreement.

3.2	Standard Condition 1.1.4(a) shall not apply.
4.	Property and Price
4.1	The Seller agrees to sell and the Buyer agrees to purchase the Property at the Price on the terms set out in this agreement.

4.2	The sale excludes all tenants’ trade fixtures and fittings.
5.	Completion
5.1	(a) In Standard Condition 8.1.2 3.00 pm shall be substituted for 2.00 pm;
(b)	Standard Condition 8.1.3 shall not apply;

(c)	In Standard Condition 1.1.3(b) the following words shall be added after the words “freed of all mortgages”: “or if reasonable evidence is produced that the property would be released from all mortgages” and the words “in each case” shall be added after the word “except”.
5.2	Completion shall take place at the office of the Seller’s Solicitors or such other place as they direct on or before 3.00 pm on the Completion Date.

5.3	If completion takes place after 3.00 pm it shall be deemed to have taken place on the following Working Day.

5.4	The Buyer shall pay all monies due on completion by telegraphic transfer to the Seller’s Solicitors’ Bank Account or otherwise as the Seller’s Solicitors direct.

5.5	In Standard Condition 9.3.4 the words “give notice to the buyer, before the date of actual completion, that it will” shall be deleted.

5.6	At the end of Standard Condition 9.5.2(a) the following words shall be added: “and section 49(2) Law of Property Act 1925 shall not apply”.
6.	Title
6.1	Standard Conditions 6.1, 6.2, 6.3 and 6.4.2 shall not apply.

6.2	The Buyer has investigated and accepts the Seller’s title to the Property and shall not make any objections or requisitions with regard to it save for requisitions relating to:
(a)	previously undisclosed matters registered after the date of this agreement and revealed by the usual pre-completion searches at HM Land Registry against the Registered Title from the date of the Official Copies; and

(b)	the discharge of any financial charges.
7.	Matters affecting the Property
7.1	Standard Conditions 3.1.1, 3.1.2, 3.1.3 and 3.3 shall not apply.

7.2	The Property is sold free from incumbrances other than those referred to in clause 7.3.

7.3	The Property is sold subject to and (where applicable and where the Seller can lawfully grant the same) with the benefit of:
(a)	the entries in the property register and in the charges register of the Registered Title as set out in the Official Copies;

(b)	the Deeds;

(c)	the Occupational Lease;

(d)	any matters discoverable by inspection of the Property before the date of this agreement;

(e)	any matters that the Seller does not know about;

(f)	any matters other than monetary charges disclosed or which would have been disclosed by the searches and enquiries which a prudent buyer would have made before entering into this agreement;

(g)	all local Land Charges (whether registered or not at the date of this agreement) and all matters capable of registration as local Land Charges;

(h)	all notices demands proposals and requirements served or made by any local or other public authority (whether before or after the date of this agreement);

(i)	all notices demands proposals and requirements served or made under the Town & Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning Compensation Act 1991 and any subsequent legislation of a similar nature or any highways legislation;

(j)	all matters referred to in Schedule 3 Land Registration Act 2002 and any matters which were overriding interests as defined in section 70(1) Land Registration Act 1925 and which continue in effect under Schedule 12 Land Registration Act 2002;

(k)	all rights of way water light air and other rights easements quasi-easements liabilities and public rights whatsoever and any liability to repair or to contribute towards the cost of repair of roads passages sewers drains fences or other items.
Provided that the Seller has disclosed everything of the nature referred to in clauses 8.3 (f) — (k) above of which the Seller is actually aware.

7.4	The Official Copies and copies of the Deeds and the Occupational Lease have been produced to the Buyer and the Buyer purchases with full knowledge of them and shall not raise any requisition on or objection to them.

7.5	This clause 7.5 applies where:
(a)	A financial charge is required to be discharged on or before completion; and

(b)	The discharge is to be made in Land Registry Form DS1 or DS3.
7.6	The Seller is to provide to the Buyer’s Solicitor with the duly executed Form DS1 or DS3 upon receipt of the same from the chargee’s solicitor together with:
(a)	the name address and reference of the conveyancer (if any) acting for the charge in relation to the discharge; or
(b)	an application to cancel the entries relating to the charge in Land Registry Form DS2 or AP1 as appropriate duly completed by the Seller’s Solicitors
To enable the Buyer’s Solicitor to register the discharge of the chare at the Land Registry.
8.	Representations
8.1	The Buyer acknowledges that:
(a)	it has not entered into this agreement in reliance wholly or partly on any statement or representation made by or on behalf of the Seller except in so far as any such statement or representation is expressly set out in this agreement or in the Seller’s Solicitors’ Replies;
(b)	the accuracy of the Seller’s Solicitors’ Replies is not guaranteed and they do not obviate the need for the Buyer to make the appropriate searches and enquiries and to inspect and survey the Property in contemplation of the Buyer’s expected use;
8.2	In Standard Condition 9.1.1 the words “in the negotiations leading to it” shall be deleted and the following substituted: “any written statement made by or on behalf of the seller to the buyer or his agents or advisers in answer to formal preliminary enquiries before the date of the contract”.
9.	Transfer
9.1	Standard Condition 6.6.2 shall not apply.

9.2	In Condition 6.6.5 after the word “completion” the words “and which is not a matter of public record” shall be added.

9.3	The transfer of the Property shall be in the form annexed.
10.	Registration
10.1	The Buyer shall use reasonable endeavours to procure that it is registered as proprietor of the Registered Title within three months after the Date of Actual Completion.

10.2	The Buyer will provide to the Seller as soon as reasonably practicable official copies of the Registered Title showing the Buyer as registered proprietor.
11.	Buyer as Seller’s agent and service of notices pending registration
11.1	The Seller irrevocably appoints the Buyer as agent for the Seller in respect of the Landlord’s obligations under the Occupational Lease for the period from Actual Completion until the date on which HM Land Registry notifies the Buyer that registration of the transfer of the Property has been completed.

11.2	With effect from the Date of Actual Completion:
(a)	any notice or proceedings to be served on the landlord under any Occupational Lease shall be effectively served if served on the Buyer alone notwithstanding that the legal estate in the Property may not be vested in the Buyer;

(b)	the Seller authorises the Buyer to receive service of any notice or proceedings to be served on the landlord under any Occupational Lease whether that notice is or those proceedings are addressed to the Buyer the Seller or both of them;

(c)	any notice or proceedings to be served by the landlord under any Occupational Lease shall be effectively served if served by the Buyer alone notwithstanding that the legal estate in the Property may not then be vested in the Buyer.
12.	VAT
12.1	Standard Condition 1.4 shall not apply.

12.2	All payments made or consideration given pursuant to this agreement shall (unless it is specifically provided otherwise) be exclusive of VAT and any VAT chargeable on them shall be paid in addition to the payment or consideration in question on receipt of a valid VAT invoice from the Seller addressed to the Buyer.
13.	Insurance
13.1	Standard Conditions 7.1.1, 7.1.2, 7.1.3 and 7.1.4 shall not apply.

13.2	As soon as practicable after Actual Completion the Seller shall cancel the Insurance Policies and use reasonable endeavours to obtain an appropriate refund of any premium paid.

13.3	If any refund is received:
(a)	the Seller shall pay the proportion of it which has been recovered by the Seller from the Occupational Tenant to the Buyer; and
(b)	the Buyer shall either repay to the Occupational Tenant the proportion of the premium which they have paid in relation to the period after cancellation of the Insurance Policies or allow that sum against the Occupational Tenants’ liability in relation to insurance effected by the Buyer.
14.	Apportionments
14.1	In Standard Condition 8.3.2(a) the words “or the seller exercises his option in Standard Condition 9.3.4” shall be deleted and the following substituted: “or the buyer holds the property as tenant of the seller or the seller is entitled to compensation under Standard Condition 9.3”.

14.2	Standard Condition 8.3.3 shall not apply and in apportioning any sum it is to be assumed that the Seller owns the Property until the end of the day from which apportionment is made.
15.	Management
15.1	In Standard Condition 4, the word “lease” shall be replaced by the phrase “Occupational Lease” and references to “each lease” and “the lease” shall be construed as references to “each Occupational Lease” and “any Occupational Lease” respectively.

15.2	In Standard Condition 4.1.4 the words “other than by effluxion of time” shall be added after the words “if the lease ends”.

15.3	In Standard Condition 4.2.2, the words “to which condition 5 applies” shall be deleted.

15.4	In Standard Condition 4.2.8 the words “as a consequence of the withholding or attaching of conditions to such consent” shall be added after the words “loss and expense”.
16.	Arrears
16.1	The Seller may take all necessary steps to recover any Arrears but is not to take any action towards the winding up bankruptcy liquidation receivership or administration or the appointment of an administrator receiver or manager of a Tenant in connection with them.

16.2	At the Seller’s request the Buyer is to assign back to the Seller the right to demand and sue for any Arrears each assignment to be in such form as the Seller reasonably requires.

16.3	The Buyer is to provide any reasonably assistance required by the Seller to recover the Arrears and (without limiting that obligation) is to allow the Seller to have on loan the counterpart of a Tenancy required for any action or proceedings to recover Arrears.
17.	No sub-sale or assignment

This agreement is personal to the Buyer and the Buyer shall not be entitled to require the Seller to transfer or assign the Property to any person other than the Buyer.

18.	Agreement as to environmental liabilities
18.1	The Seller and the Buyer agree that:
(a)	if any Environmental Notice is served on either of them in respect of the Property or any Hazardous Substances attributable to the Property then as between the Seller and the Buyer the sole responsibility for complying with the Environmental Notice is to rest with the Buyer to the exclusion of the Seller;

(b)	if any Environmental Authority wishes to recover Environmental Costs in respect of the Property or any Hazardous Substances attributable to the Property from either or both of the Seller and the Buyer then as between the Seller and the Buyer the sole responsibility for the payment of the

Environmental Costs is to rest with the Buyer to the exclusion of the Seller.
18.2	The agreements outlined under clause 18 clause 18.1(a) and clause 18.1(b) are made with the intention that the Environmental Authority serving the Environmental Notice or seeking to recover Environmental Costs should give effect to the agreements pursuant to the Statutory Guidance.

18.3	The Seller and the Buyer agree that the appropriate Environmental Authority may be notified in writing of the provisions of this clause 18 if required to give effect to the agreements outlined under clause 18.1(a) and clause 18.1(b) above.
19.	Sold with information
19.1	The Buyer acknowledges to the Seller that:
(a)	both the Buyer and the Seller are large commercial organisations; and
(b)	the Buyer has been given permission and adequate opportunity to carry out its own investigations of the Property for the purpose of ascertaining whether and if so the extent to which Hazardous Substances are present in on under or over the Property.
19.2	The acknowledgements in this clause 19 are made in order to exclude the Seller from liability under part IIA Environmental Protection Act 1990 so that the Seller is not an Appropriate Person.
20.	Environmental indemnity

The Buyer shall indemnify the Seller with respect to all and any actions losses damages liabilities charges claims costs and expenses which may be paid incurred suffered or sustained by the Seller arising (directly or indirectly) out of or in connection with the presence of any Hazardous Substances in on or under the Property or migrating to or from the Property.

21.	Capital Allowances

The Seller and the Buyer agree that:
21.1	The Seller shall be entitled to claim and retain all capital allowances in respect of plant or machinery constructed on or installed in the Property prior to completion.

21.2	The Buyer shall not claim any capital allowances in respect of its expenditure under this agreement.

21.3	In the event the Buyer shall obtain any capital allowance whatsoever in respect of such expenditure the Buyer shall pay and account to the Seller for any benefit obtained by the Buyer in respect of the same.

21.4	The Buyer agrees that it will at Completion enter into an election with the Seller (in the form set out in Schedule 4) under Section 198 Capital Allowances Act 2001 that the aggregate disposal value of the fixtures at the Property shall be £1 and shall do all things necessary to ensure that such election is effective.

21.5	The Buyer and the Seller shall do all things necessary to ensure that such elections are effective or such disposal value is otherwise agreed with HMRC including without limitation, submitting their tax returns on a basis consistent with such election and forwarding such election to its tax office as soon as reasonably practicable and in any event within any relevant time limits.
22.	Confidentiality
22.1	Up until Actual completion each party shall keep confidential the existence and terms of this agreement and all information received or obtained as a result of negotiating preparing executing performing or implementing it which relates to the other party or any agent or sub-contractor acting on its behalf. Neither party shall use such information for any purpose other than to perform its obligations under this agreement.

22.2	Notwithstanding the other provisions of this clause 22 either party may after consultation with the other party whenever practicable disclose confidential information if and to the extent:
(a)	required by law; or

(b)	required by any securities exchange on which either party’s securities are listed or traded; or

(c)	required by any regulatory or governmental or other authority with relevant powers to which either party is subject or submits (whether or not the authority has the force of law); or

(d)	required to vest the full benefit of this agreement in that party or to enforce any of the rights of that party in this agreement; or

(e)	required by its professional advisers officers employees consultants sub-contractors or agents to provide their services (and subject always to similar duties of confidentiality); or

(f)	that information is in or has come into the public domain through no fault of that party; or

(g)	the other party has given prior written consent to the disclosure; or

(h)	it is necessary to obtain any relevant tax clearances from any appropriate tax authority; or

(i)	it is after Actual Completion.
23.	Notices
23.1	Any notice to be given under this agreement must be in writing, in English and may be served by hand delivery at, or by pre-paid first class post, recorded delivery or registered post or airmail to, the address of the receiving party as set out at the beginning of this agreement or by fax to any fax number notified by any party to the other party for the purposes of this agreement.

23.2	Subject to clause 23.3, any notice served in accordance with clause 23.1 shall be deemed to have been received:
(a)	if delivered by hand, at the time of delivery;

(b)	if sent by pre-paid first class post, recorded delivery or registered post, at 9.30 am on the second clear day after the date of posting;

(c)	if sent by pre-paid registered airmail, at 9.30 am on the fifth clear day after the date of posting;

(d)	if sent by fax, at the time of transmission by the sender.
23.3	If, under the provisions of clause 23.2, a notice would be deemed to have been received outside normal business hours, being 9.30 am to 5.30 pm local time on any day which is not a Saturday, Sunday or public holiday in the place of receipt (which, in the case of service on any party by fax shall be deemed to be the same place as the address specified for service on that party by post), it shall instead be deemed to have been received at the recommencement of such normal business hours.

23.4	A notice given under this agreement shall not be validly served if sent by email.
24.	Entire agreement

There shall be deemed to be incorporated into this agreement the contents of any side letter supplemental or ancillary to this agreement as if they had been set out expressly in this agreement and the Seller and the Buyer each acknowledge that the terms and conditions set out and incorporated in this agreement constitute the entire contract and arrangement between them.

25.	Governing law and jurisdiction

This agreement is governed by and is to be construed in accordance with English law. The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement.
26.	Limitation of Seller’s Liability

In relation to the Property the Seller is entering into this agreement in its capacity as General Partner of the Matrix Portfolio No. 1 Limited Partnership (“the Partnership”) and the Buyer acknowledges that under no circumstances shall there be any liability on the part of the limited partners of the Partnership arising from any breach of this agreement by the Partnership.

This agreement is executed as a deed by the parties and is delivered and takes effect on the date at the beginning of this agreement.

SCHEDULE 1
The Property
The freehold property known as Windrush Court, Oxford, comprising land and buildings as registered at the Land Registry under title numbers ON164954 and ON79849

SCHEDULE 2
The Deeds

Date	Document	Parties
20.03.2001	Section 106 Agreement	British Biotech Pharmaceuticals Limited (1)
The Oxford City Council (2)

SCHEDULE 3
Part 1
The Occupational Lease

Date	Document	Parties
02.04.2001	Counterpart Lease	Rosewood Property Management Limited (1)
British Biotech Pharmaceuticals Limited (2)
British Biotech Plc (3)

Part 2

The Ancillary Occupational Documents

Date	Document	Parties
02.04.2001	Supplemental Deed	Rosewood Property Management Limited (1)
British Biotech Pharmaceuticals Limited (2)
British Biotech Plc (3)

28.09.2001	Licence to Assign	Rosewood Property Management Limited (1)
British Biotech Pharmaceuticals Limited (2)
British Biotech Plc (3)
OSI Pharmaceuticals (UK) Limited (4)
OSI Pharmaceuticals Inc (5)

28.09.2001	Guarantee	British Biotech Pharmaceuticals Limited (1)
Rosewood Property Management Limited (2)
British Biotech Plc (3)

28.09.2001	Assignment of Lease	British Biotech Pharmaceuticals Limited (1)
British Biotech Plc (2)
OSI Pharmaceuticals (UK) Limited (3)
OSI Pharmaceuticals Inc (4)

28.09.2001	Deed of Assignment of Collateral Warranties	Rosewood Property Management Limited (1) British Biotech Pharmaceuticals Limited (2) British Biotech Plc (3) OSI Pharmaceuticals (UK) Limited (4) OSI Pharmaceuticals Inc (5)

Date	Document	Parties
18.06.2004	Retrospective Licence for Alterations	The Matrix Portfolio No.1 Limited Partnership acting by its general partner Matrix Portfolio No.1 Limited (1) OSI Pharmaceuticals (UK) Limited (2) OSI Pharmaceuticals Inc (3)

12.01.2005	Letter Licence for Alterations	Matrix Securities Limited (1) OSI Pharmaceuticals (UK) Limited (2)

SCHEDULE 4
Fixed Plant Apportionment Election Notice
(Section 198 Capital Allowances Act 2001)

Name of Former Owner:	Matrix Portfolio No.1 Limited acting in its capacity as General Partner of the Matrix Portfolio No.1 Limited Partnership

Name of New Owner:	Oxford Real Estate Owner No 2 Limited

Description of Machinery or Plant:	the fixed plant situated in the property described below

Description of Relevant Land:	Windrush Court, Oxford

Interest Acquired:	Freehold

Amount Allocated to Plant:	£1
We hereby jointly elect in accordance with Section 198 Capital Allowances Act 2001 to fix the amount attributable to the items of fixed plant and machinery in respect of which the Former Owner has claimed or will claim capital allowances on the land as set out above as at [  ] 2009.
/s/ Robert Randall
Signed for and on behalf of
MATRIX PORTFOLIO NO.1 LIMITED
/s/ Colin Goddard
Signed for and on behalf of
OXFORD REAL ESTATE OWNER NO 2 LIMITED

Executed as a deed by MATRIX PORTFOLIO NO.1 LIMITED acting in its capacity as General Partner of THE MATRIX PORTFOLIO NO.1 LIMITED PARTNERSHIP acting by:

/s/ Robert Randall [signature of director]

Robert Randall [print name of director]
Director

/s/ Hanny Tirta [signature of director/company secretary]

Hanny Tirta [print name of director/company secretary]
Director/Company Secretary

Executed as a deed by OXFORD REAL ESTATE OWNER NO 2 LIMITED acting by:

/s/ Colin Goddard [signature of director]

Colin Goddard [print name of director]
Director

/s/ Pierre Legault [signature of director/company secretary]

Pierre Legault [print name of director/company secretary]
Director/Company Secretary

ANNEXURE 1
Form TR1

TR1
Land Registry
Transfer of whole of registered title(s)
If you need more room than is provided for in a panel, and your software allows, you can expand any panel in the form. Alternatively use continuation sheet CS and attach it to this form.

Leave blank if not yet registered.	1	Title number(s) of the property:

		ON164954, ON79849

Insert address including postcode (if any) or other description of the property, for example ‘land adjoining 2 Acacia Avenue’.	2	Property: Unit 11, County Trading Estate, Watlington and land and buildings lying to the East of Watlington Road, Littlemore

	3	Date: 29 May 2009

Give full name(s).	4	Transferor:

		Matrix Portfolio No.1 Limited

Complete as appropriate where the transferor is a company.		For UK incorporated companies/LLPs
		Registered number of company or limited liability partnership including any prefix:

		04308021

		For overseas companies

		(a) Territory of incorporation:

		(b) Registered number in England and Wales including any prefix:

Give full name(s).	5	Transferee for entry in the register:

		Oxford Real Estate Owner No2 Limited

Complete as appropriate where the transferee is a company. Also, for an overseas company, unless an arrangement with Land Registry exists, lodge either a certificate in Form 7 in Schedule 3 to the Land Registration Rules 2003 or a certified copy of the constitution in English or Welsh, or other evidence permitted by rule 183 of the Land Registration Rules 2003.
		For UK incorporated companies/LLPs Registered number of company or limited liability partnership including any prefix: 6879455 For overseas companies (a) Territory of incorporation:

		(b) Registered number in England and Wales including any prefix:

Each transferee may give up to three addresses for service, one of which must be a postal address whether or not in the UK (including the postcode, if any). The others can be any combination of a postal address, a UK DX box number or an electronic address.	6	Transferee’s intended address(es) for service for entry in the register: Windrush Court, Watlington Road, Oxford, Oxfordshire OX4 6LT

	7	The transferor transfers the property to the transferee

Place ‘X’ in the appropriate box. State the currency unit if other than sterling. If none of the boxes apply, insert an appropriate memorandum in panel 11.	8	Consideration ☒ The transferor has received from the transferee for the property the following sum (in words and figures):

		Thirteen Million Seven Hundred Thousand pounds (£13,700,000) plus VAT of Two Million and Fifty Five Thousand Pounds (2,055,000)

		☐ The transfer is not for money or anything that has a monetary value

		☐ Insert other receipt as appropriate:

Place ‘X’ in any box that applies.	9	The transferor transfers with

Add any modifications.		☒ full title guarantee

		☐ limited title guarantee

Where the transferee is more than one person, place ‘X’ in the appropriate box.	10	Declaration of trust. The transferee is more than one person and

		☐ they are to hold the property on trust for themselves as joint tenants

		☐ they are to hold the property on trust for themselves as tenants in common in equal shares

Complete as necessary.		☐ they are to hold the property on trust:

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Insert here any required or permitted statement, certificate or application and any agreed covenants, declarations and so on.	11	Additional provisions 1.1 Definitions

“Ancillary Occupational Documents “ means the following:

02.04.2001 Supplemental Deed
Rosewood Property Management Limited (1) British Biotech Pharmaceuticals Limited (2)
British Biotech Plc (3)
28.09.2001 Licence to Assign
Rosewood Property Management Limited (1) British Biotech Pharmaceuticals Limited (2)
British Biotech Plc (3)
OSI Pharmaceuticals (UK) Limited (4)
OSI Pharmaceuticals Inc (5)
28.09.2001 Guarantee British
Biotech Pharmaceuticals Limited (1) Rosewood Property Management Limited (2)
British Biotech Plc (3)
28.09.2001 Assignment of Lease
British Biotech Pharmaceuticals Limited (1) British Biotech Plc (2)
OSI Pharmaceuticals (UK) Limited (3)
OSI Pharmaceuticals Inc (4)
28.09.2001 Deed of Assignment of Collateral Warranties
Rosewood Property Management Limited (1)
British Biotech Pharmaceuticals Limited (2)
British Biotech Plc (3)
OSI Pharmaceuticals (UK) Limited (4)
OSI Pharmaceuticals Inc (5)
18.06.2004 Retrospective Licence for Alterations
The Matrix Portfolio No.1 Limited Partnership acting by its general partner Matrix Portfolio No.1 Limited (1)
OSI Pharmaceuticals (UK) Limited (2)
OSI Pharmaceuticals Inc (3)

“Lease” means a lease of the Property dated 02 April 2001 made between (1) Rosewood Property Management Limited (2) British Biotech Pharmaceuticals Limited and (3) British Biotech Plc.

11.2 Subjections

So far as they relate to the Property and/or any rights benefiting

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the Property and they subsist and are capable of being enforced the Property is transferred subject to (a) the matters mentioned in the register to title numbers ON164954 and ON79849 (b) the Lease and (c) the Ancillary Occupational Documents; and (d) the Section 106 agreement dated 20 March 2001 made between British Biotech Pharmaceuticals Limited (1) and The Oxford City Council (2).

11.3 Indemnity covenant

The Transferee for the purpose of providing the Transferor a full and sufficient indemnity but not further or otherwise covenants with the Transferor that the Transferee and persons deriving title under the Transferee will:

(i)     at all times from the date of this Transfer perform and observe the covenants restrictions stipulations conditions declarations reservations and other matters subject to which the Property is transferred including those matters set out at clause 11.2 above so far as the same are in existence and relate to the Property and are enforceable;

(ii)    at all times from the date of this Transfer until lawfully released perform and observe the covenants on the part of the landlord contained in the Lease and the Ancillary Occupational Documents; and

(iii)   will indemnify and keep indemnified the Transferor from and against all losses actions claims demands expenses proceedings and liability in any way relating to a failure to observe and perform such matters from the day of this Transfer.

11.4 The covenant set out in section 3 Law of Property (Miscellaneous Provisions) Act 1994 shall not extend to:

(i) any matter to which the sale of the Property or the contract for the sale of the Property was expressly made subject;

(ii) any charges encumbrances or other third party rights created granted or imposed after the date of the contract for the sale of the Property other than by the Transferor; or

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(iii) any charges encumbrances or other third party rights created granted or imposed before the date on which the Transferor was registered as proprietor of the Property at HM Land Registry.

11.5  The covenants implied on the part of the Transferor by sections 2 and 3 Law of Property (Miscellaneous Provisions) Act 1994 shall not be annexed and incident to the Property pursuant to section 7 Law of Property (Miscellaneous Provisions) Act 1994.

11.6  In relation to the Property the Transferor is entering into this transfer in its capacity as General Partner of the Matrix Portfolio No. 1 Limited Partnership (the “Partnership”) and the Transferee acknowledges that under no circumstances shall there by any liability on the part of the limited partners of the Partnership arising from any breach of this transfer by the Partnership.

The transferor must execute this transfer as a deed using the space opposite. If there is more than one transferor, all must execute. Forms of execution are given in Schedule 9 to the Land Registration Rules 2003. If the transfer contains transferee’s covenants or declarations or contains an application by the transferee (such as for a restriction), it must also be executed by the transferee.
12	Execution

Signed as a deed by MATRIX PORTFOLIO NO. 1 LIMITED acting in its capacity as General Partner of THE MATRIX PORTFOLIO NO. 1 LIMITED PARTNERSHIP acting by a director and its secretary

Signed as a deed by OXFORD REAL ESTATE OWNER NO 2 LIMITED acting by two directors and a director and its secretary

Signature
/s/ Robert Randall
Director
Signature
/s/ Hanny Tirta
Secretary

Signature
/s/ Colin Goddard
Director
Signature
/s/ Pierre Legault
Secretary

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WARNING
If you dishonestly enter information or make a statement that you know is, or might be, untrue or misleading, and intend by doing so to make a gain for yourself or another person, or to cause loss or the risk of loss to another person, you may commit the offence of fraud under section 1 of the Fraud Act 2006, the maximum penalty for which is 10 years’ imprisonment or an unlimited fine, or both.
Failure to complete this form with proper care may result in a loss of protection under the Land Registration Act 2002 if, as a result, a mistake is made in the register.
Under section 66 of the Land Registration Act 2002 most documents (including this form) kept by the registrar relating to an application to the registrar or referred to in the register are open to public inspection and copying. If you believe a document contains prejudicial information, you may apply for that part of the document to be made exempt using Form EX1, under rule 136 of the Land Registration Rules 2003.

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